Exhibit 99.1

Exascale Labs and D. Boral ARC Acquisition I Corp. Schedule Extraordinary General Meeting of Shareholders to Approve Business Combination

Extraordinary General Meeting of BCAR Shareholders to Approve Business Combination Scheduled for Wednesday, July 29, 2026

July 07, 2026 16:33 ET  |  Source: Exascale Labs Inc.; D. Boral ARC Acquisition I Corp.

SAN FRANCISCO, July 07, 2026 (GLOBE NEWSWIRE) — Exascale Labs Inc. (“Exascale” or the “Company”), a provider of next-generation AI compute infrastructure, and D. Boral ARC Acquisition I Corp. (Nasdaq: BCAR) (“BCAR”), a special purpose acquisition company, today announced that the Extraordinary General Meeting of Shareholders of BCAR (the “Meeting”) to approve the previously announced proposed business combination between Exascale and BCAR (the “Business Combination”), pursuant to the Business Combination Agreement between BCAR, Exascale and D. Boral ARC Merger Corporation (“Pubco”), among other parties, entered into as of January 11, 2026 (the “Business Combination Agreement”), has been scheduled for Wednesday, July 29, 2026 at 10:00 Eastern Time.

At the Meeting, BCAR shareholders will be asked to consider and vote upon proposals to approve the Business Combination and related matters. BCAR shareholders of record as of Monday, July 6, 2026, are eligible to attend and vote at the Meeting. The Meeting will be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 and virtually by visiting www.proxydocs.com/BCAR. BCAR shareholders can attend using the meeting instructions set forth on their proxy cards.

The Business Combination is expected to close shortly following the shareholder meeting, subject to BCAR shareholder approval and the satisfaction or waiver of certain closing conditions. Upon closing, the combined company is expected to operate as Exascale Labs Holdings Inc. and its shares are expected to trade on Nasdaq under the ticker symbol “XLAB.”

A definitive proxy statement containing the proposals to be presented at the Meeting has been filed with the SEC (the “Proxy Statement”); copies of the Proxy Statement have been mailed to BCAR shareholders of record as of the record date. Information about how to attend the Meeting and vote is set forth in the Proxy Statement.

Every shareholder’s vote is important, regardless of the number of shares held. Accordingly, BCAR requests that each shareholder complete, sign, date and return a proxy card (online or by mail) as soon as possible to ensure that the shareholder’s shares will be represented at the Meeting.

If any individual BCAR shareholder does not receive the Proxy Statement, such shareholder should (i) confirm his or her Proxy Statement’s status with his or her broker or (ii) contact Advantage Proxy, Inc., BCAR’s proxy solicitor, by email at karen@advantageproxy.com. Individuals may also call Advantage Proxy toll free at 877-870-8565; banks and brokers can call 206-870-8565.

About D. Boral ARC Acquisition I Corp.

BCAR is a special purpose acquisition company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

About Exascale Labs

Exascale Labs is a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Exascale’s core business includes GPU-as-a-Service, through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AI data center operators.

In addition, Exascale has developed certain modular data center, high-density cooling, HVDC power and energy storage solutions designed to address deployment bottlenecks in AI infrastructure. Exascale’s platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference. For more information, please visit: https://www.exascalelabs.ai

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “can,” “continue,” “could,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” and similar expressions. These statements include, without limitation, statements regarding the proposed Business Combination, the expected timing and completion of the Business Combination, the operation of PubCo as Exascale Labs Holdings Inc., and the listing of its securities on Nasdaq under the ticker “XLAB.” They also include statements regarding AI infrastructure technologies, the expected demand for AI compute infrastructure, Exascale’s market positioning, and its business strategy, partnerships, and growth.

These statements are based on current expectations and assumptions, and involve risks and uncertainties that could cause actual results or events to differ materially, including, among others, the ability to complete the Business Combination and satisfy closing conditions, changes in customer demand, supply constraints for GPUs and related infrastructure components, competitive pressures, technological risks, operational performance, regulatory changes, and macroeconomic factors.

If any of these risks materialize or the assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither BCAR nor Exascale presently know or can anticipate or that BCAR and Exascale currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BCAR’s, Exascale’s and Pubco’s expectations, plans or forecasts of future events and views as of the date of this press release. BCAR, Exascale and Pubco anticipate that subsequent events and developments will cause BCAR’s, Exascale’s and Pubco’s assessments to change. However, while BCAR, Exascale and Pubco may elect to update these forward-looking statements at some point in the future, BCAR, Exascale and Pubco specifically disclaim any obligation to do so. Readers are referred to the most recent reports filed with the SEC by BCAR. Readers are cautioned not to place undue reliance upon any forward-looking statements.

Additional Information

BCAR, Exascale and Pubco have filed relevant materials with the SEC, including a Registration Statement on Form S-4 (File No. 333-297214), which includes the Proxy Statement of BCAR and a prospectus in connection with Business Combination, referred to as a proxy statement/prospectus. The definitive Proxy Statement and other relevant documents have been mailed to shareholders of BCAR as of a record date established for voting on the proposed Business Combination. SHAREHOLDERS OF BCAR AND OTHER INTERESTED PARTIES ARE URGED TO READ THE REGISTRATION STATEMENT, THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH BCAR’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION BECAUSE THESE DOCUMENTS CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT BCAR, EXASCALE, PUBCO AND THE BUSINESS COMBINATION. Shareholders can obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, on the SEC’s website at www.sec.gov or by directing a request to: D. Boral ARC Acquisition I Corp., 10 East 53rd Street, Suite 3001, New York, NY 10022; or Exascale, 820 Gessner Road, Suite 332 Houston, TX 77024.

Participants in the Solicitation

Exascale, BCAR and Pubco and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from BCAR’s shareholders in connection with the Business Combination. A list of the names of such directors and executive officers, and information regarding their interests in the Business Combination and their ownership of BCAR’s and/or PubCo’s securities are contained in the Registration Statement and the Proxy Statement. Information about BCAR’s directors and executive officers is also available in BCAR’s filings with the SEC. You may obtain free copies of these documents from the sources described above.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Contact

Nick Hresko-Staab
KCSA Strategic Communications
Exascale@KCSA.com

Media Contact

Hannah Erger
KCSA Strategic Communications
Exascale@KCSA.com

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